                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                              (AMENDMENT NO. _____)

Check the appropriate box:

         |X|      Preliminary Information Statement

         |_|      Confidential, For Use of the Commission Only (as permitted by

                  Rule 14c-5(d)(2))

         | |      Definitive Information Statement

ECASH, INC.

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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

         | |      No Fee Required

         |X|      Fee computed on table below per Exchange Act Rules 14c-5(g)

                  and 0-11.

         (1)      Title of each class of securities to which transaction

                  applies: Common

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         (2)      Aggregate number of securities to which transaction applies:

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         (3)      Per unit price or other underlying value of transaction

                  computed pursuant to Exchange Act Rule 0-11: $47,579.00

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         (4)      Proposed maximum aggregate value of transaction: $47,579.00

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         (5)      Total fee paid: $9.52

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         |_|      Fee paid previously with preliminary materials:

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         |_|      Check box if any part of the fee is offset as provided by

                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or

                  schedule and the date of its filing.

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         (1)      Amount previously paid:

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         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing party:

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         (4)      Date filed:

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ECASH, INC.

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             NOTICE OF ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS

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DATE OF NOTICE.........................       AUGUST ___, 2006.

ITEMS OF CONSENT.......................       (1) Approval of reclassification

of Company’s common stock, thereby

decreasing the number of issued

and outstanding shares on a 400

for 1 basis, but retaining the

authorized number of common shares

and the par value of the Company’s

common stock;

(2) Approval of a transaction

whereby control of the Company

was acquired by the stockholders

of E-Cash, Inc. ("E-Cash New

Jersey"), a New Jersey

corporation, pursuant to the terms

of a share exchange agreement (the

"Agreement") more particularly

described hereinafter; and

(3) Approval of an amendment of

the Company’s Certificate of

Incorporation, changing the

Company’s name to “ECash, Inc.”

ACTION TAKEN AS OF.....................       A majority of the Company's

stockholders approved the above

actions by written consent on

May 12, 2006, as to (1); July 13,

2006, as to (2); and May 8, 2006,

as to (3), respectively.

AUGUST __, 2006

ECASH, INC., formerly known as

AVERY SPORTS TURF, INC

                                              On behalf of the Board of

Directors

                                              --------------------------

                                              Gary Borglund, Secretary

                              INFORMATION STATEMENT

        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to the requirements of Section 14(c) of the Securities and

Exchange Act of 1934, as amended, and Section 228(a) of the Delaware General

Corporation Law, this Information Statement and Notice of Action by Written Consent of the Shareholders is being furnished by ECash, Inc., formerly known as Avery Sports Turf, Inc., (the "COMPANY"), a Delaware corporation, to you and other holders of record of the common stock of the Company, as of the close of business on June 30, 2006, to provide information with respect to actions taken by written consent of the holders of a majority of the outstanding shares of Company common stock. This Information Statement is expected to be mailed to shareholders on or about August 11, 2006.

The written consent actions adopted by holders of a majority of the outstanding shares of the Company's common stock approved (i) a reclassification of the Company’s issued and outstanding Common Stock and combining them into a lesser number of shares of Common Stock at a ratio of 400:1, such that each four hundred shares of Common Stock issued and outstanding became one share of Common Stock, but no fractional shares were issued – rather, such fractional shares were rounded up to the nearest whole number, with any deficiency being assessed to the largest stockholder of the Corporation (but retaining the number and kind of the Corporation’s authorized capital shares as before), effective at the close of business on May 22, 2006, (ii) approval of a transaction whereby control of the Company is acquired by the stockholders of E-Cash, Inc. ("E-Cash New Jersey"), a New Jersey corporation, pursuant to the terms of a share exchange agreement (the "Agreement") more particularly described hereinafter;; and (iii) an amendment of the Company’s Certificate of Incorporation, changing the Company’s name to “ECash, Inc.”, effective at the close of business on the day that such amended Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware, which was May 8, 2006. A copy of the share exchange agreement between the Company and the stockholders of E-Cash New Jersey, entitled “Agreement and Plan of Reorganization, and dated March 27, 2006, is attached as Exhibit 99.1 to the current report filed by the Company on Form 8-K with the Securities and Exchange Commission on April 7, 2006, and available for viewing at the website of the Securities and Exchange Commission, www.sec.gov.  The Company will provide, without charge, to each person making a written or oral request therefore, a copy of such report incorporated herein by reference.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. The Company's authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, of which 1,244,012 (post reverse-split) shares were issued and outstanding as of May 12, 2006. Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders. The Company does not have any other class or series of capital stock authorized or issued.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPROVAL OF REVERSE STOCK SPLIT. The Board approved a reclassification (the "REVERSE SPLIT") that will reclassify the Company’s issued and outstanding Common Stock and combine them into a lesser number of shares of Common Stock at a ratio of 400 to 1, such that each four hundred shares of Common Stock issued and outstanding become one share of Common Stock, but no fractional shares are to be issued – rather, such fractional shares are to be rounded up to the nearest whole number, with any deficiency being assessed to the largest stockholder of the Corporation (but retaining the number and kind of the Corporation’s authorized capital shares as before), effective at the close of business on May 22, 2006. The Board submitted the Reverse Split to the shareholders for approval by written consent. Approval of the Reverse Split required the affirmative vote of the majority of the outstanding shares of the common stock on the record date. As of May 12, 2006, holders of a majority of the Company's common stock had approved the Reverse Split.

REASONS FOR THE REVERSE SPLIT. The Board believes that the proposed decrease in the issued and outstanding shares is in the best interests of the Company and its shareholders and believes that it is advisable to authorize such decrease in connection with (i) possible future transactions such as financings, strategic alliances, corporate mergers and acquisitions, (ii) possible funding of new products, programs or businesses and (iii) other purposes not presently determinable and as may be deemed to be feasible and in the Company's best interests.

CERTAIN EFFECTS OF THE REVERSE SPLIT. The Board of Directors believes that approval of the Reverse Split is in the best interests of the Company and our shareholders. However, you should note that you could experience substantial dilution in the percentage of the Company's equity you own upon issuance of additional shares by the Company. The issuance of such additional shares might be disadvantageous to current shareholders in that any additional issuances would potentially reduce per share dividends, if any. You should be aware, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, adopted any policy with respect to the payment of dividends on common stock and does not intend to pay any cash dividends on common stock in the foreseeable future. The Company intends to retain earnings, if any, for use in financing growth and additional business opportunities.

EFFECTIVE DATE OF THE REVERSE SPLIT. The Reverse Split was effective upon the close of business on May 22, 2006.

APPROVAL OF NAME CHANGE. The Board and a majority of the outstanding shareholders have approved an amendment of the Company’s articles (the "NAME CHANGE") that will change the Company’s name from “Avery Sports Turf, inc.” to “ECash, Inc, effective at the close of business on May 7, 2006. The Board submitted the Name Change to the shareholders for approval by written consent. Approval of the Name Change required the affirmative vote of the majority of the outstanding shares of the common stock. As of May 8, 2006, holders of a majority of the Company's common stock had approved the Reverse Split.

REASONS FOR THE NAME CHANGE. The Board believes that the Name Change was necessary to the success of the share exchange transaction, and is therefore in the best interests of the Company and its shareholders.

EFFECTIVE DATE OF THE NAME CHANGE. The Name Change was effective on May 8, 2006.

SHARE EXCHANGE. As set forth below, the Company's Board of Directors ("BOARD") has approved as being in the best interests of the Company and its shareholders a share exchange transaction with the stockholders of E-Cash, Inc., a New Jersey corporation (“E-Cash New Jersey”), pursuant to which all of the issued and outstanding equity shares of E-Cash New Jersey will be acquired by the Company, E-Cash New Jersey will become a wholly-owned subsidiary of the Company, and the Company will issue a total of twenty million (20,000,000) new (post reverse-split) and unregistered common shares to the former stockholders of E-Cash New Jersey. As a result, and after giving effect to the transaction, the former stockholders of E-Cash New Jersey will hold and control approximately 94.14% of the total issued and outstanding common shares of the Company.

E-Cash New Jersey’s primary activity is the operation of automatic teller machines (“ATM’s”). E-Cash New Jersey’s ATM’s are owned and operated by E-Cash New Jersey. E-Cash New Jersey is a non-financial institution that owns stand-alone cash dispensing units. The ATM machines have been placed in various retail locations including supermarkets, convenience stores, restaurants, colleges and other locations not generally serviced by traditional and financial institutions. E-Cash New Jersey’s ATM’s can be accessed by the use of either credit or debit cards issued by a wide range of financial institutions. E-Cash New Jersey’s revenues consist of interchange and surcharge fees which are assessed to each customer on a transaction by transaction basis. A surcharge fee is a charge assessed to the customer for use of the ATM. An interchange fee is the fee E-Cash New Jersey receives from the cardholder’s bank for processing a transaction on behalf of their customer. Upon the closing of the share exchange, the current officers of the Company will resign and, after additional directors are appointed to the Board of Directors by the former stockholders of E-Cash New Jersey, the existing board members will resign.

It is anticipated that the share exchange will become effective approximately twenty days following the mailing of this Information Statement.

Approval of the share exchange required the affirmative vote of the majority of the outstanding shares of the common stock on the record date. As of July 13, 2006, holders of a majority of the Company's common stock had approved the Company's consummation of the share exchange transaction.

APPRAISAL RIGHTS. Under Delaware law, stockholders of the Company are not entitled to any appraisal rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of May 31, 2006 (1,244,012 issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group.  Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by him. In addition, none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Gary Borglund, 2535 Pilot Knob Road, Suite 118, Mendota Heights, MN 55120	50,125 (1)	4.0%

(1)  10,125 of these shares are held in the name of Stout Advisors & Liquidators, a company controlled by Mr. Borglund, and 40,000 shares are held indirectly by his spouse.

                 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE. The following table sets forth certain information relating to the compensation paid by the Company during the last three fiscal years to the Company’s chief executive officer/president.  No other executive officer of the Company received total salary and bonus in excess of $100,000 during the fiscal year ended December 31, 2005 and for the two prior years.

Name and principal position (a)	Year (b)	Annual compensation			Long-term compensation
		Salary ($) I	Bonus ($) (d)	Other annual compen-sation ($) (e)	Awards		Payouts	All other compen- sation ($) (i)
					Restricted stock award(s) ($) (f)	Securities under- lying options/ SARs (#) (g)	LTIP payouts ($) (h)
Gary Borglund President/CEO (1)	2005 2004 2003	$80,000(2) $20,000(2) 0	- -	- -	- -	- -	- -	- -

(1)Mr. Borglund was appointed to the board of directors on May 30, 2002, and was elected President and CEO on February 1, 2003)

(2)Mr. Borglund’s compensation for 2004 and 2005 has been accrued but not paid in full.

COMPENSATION OF DIRECTORS. At present, non-employee directors do not receive any cash compensation or award of options, warrants, or stock appreciation rights (SARs) for their service on the Board. The Board may in the future establish a policy for compensation of non-employee directors, which may include cash payments, option or stock grants and/or reimbursement of expenses.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. At present, there are no employment contracts between the Company and any named executive officers. There are no compensatory plans or  arrangements with respect to a named executive officer that would result in payments or installments in excess of $100,000 upon the resignation, retirement or other termination of such executive officer's employment with the Company or from a change-in-control.

ECASH, INC., a Delaware corporation,

formerly known as Avery Sports Turf, Inc.

                                      On behalf of the Board of Directors

                                      /s/ Gary Borglund

                                      ------------------------------------

                                      Gary Borglund, Secretary

August __, 2006